AMENDMENT

to THE

10.00% PROMISSORY NOTE

OF

IMAC HOLDINGS, INC.

THIS AMENDMENT to the 10.00% PROMISSORY NOTE DUE DECEMBER 31, 2019 OF IMAC HOLDINGS, INC., dated as of June 28, 2019, is made by and between IMAC Holdings, Inc., a Delaware corporation (the “Company”), and Edward S. Bredniak (the “Holder”).

WHEREAS, on June 1, 2018, the Company issued to the Holder a 10.00% Promissory Note Due November 30, 2018, for the principal amount of up to $2,000,000 as previously amended to extend the maturity of such note to December 31, 2019 (the “Note”); and

WHEREAS, the Company and the Holder wish to amend the Note as provided herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The principal amount of the Note, as it appears anywhere in the Note, is hereby amended to, and shall be, $1,750,000.

2. The maturity date of the Note, as it appears anywhere in the Note, is hereby amended and shall be January 5, 2021.

3. The “Lender” under the Note, as defined in the heading of the Note and the paragraph entitled “Promise to Pay”, is hereby amended and shall be Edward S. Bredniak. The parties acknowledge and agree that the Note previously misidentified the Lender as The Edward S. Bredniak Revocable Trust u/a dated 8/14/2015, and all references to such misidentified Lender shall be replaced with the correct Lender, Edward S. Bredniak. The correction of the Lender’s name does not constitute an assignment of the Note to any party.

4. The paragraph of the Note entitled “Promise to Pay” is hereby amended and restated in its entirety as follows:

“PROMISE TO PAY. IMAC Holdings, Inc. (“Borrower”) promises to pay to Edward S. Bredniak (“Lender”), or his order, in lawful money of the United States of America, the amount of One Million Seven Hundred Fifty Thousand & 00/100 Dollars ($1,750,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.”

5. The paragraph of the Note entitled “Payment” is hereby amended and restated in its entirety as follows:

“Borrower will pay the outstanding principal amount and all accrued and unpaid interest pursuant to this Note on January 5, 2021, with interest calculated on any unpaid balances hereunder based on the Rate set forth above and in accordance with the “INTEREST CALCULATION METHOD” paragraph set forth in this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any late charges; then to any accrued unpaid interest; then to principal; and then to any unpaid collection costs. Borrower will pay Lender at Lender’s address shown above or such other place as Lender designates in writing.”

6. To the extent the sum of outstanding principal and accrued and unpaid interest under the Note exceeds $1,750,000 as of the date hereof, the Company hereby agrees to pay the Lender such outstanding amount which is in excess of $1,750,000 promptly following the date hereof.

7. All other terms and conditions of the Note shall remain in full force and effect without modification.

[Signature Page Follows]

This Amendment to the 10.00% Promissory Note Due December 31, 2019 has been duly executed on the date hereinabove set forth.

Borrower:

IMAC HOLDINGS, INC.

By:	/s/ Jeffrey Ervin
Name:	Jeffrey Ervin
Title:	Chief Executive Officer

Lender:

/s/ Edward S. Bredniak
Edward S. Bredniak

Acknowledged and Accepted

The Edward S. Bredniak Revocable Trust u/a dated 8/14/2015

By:	/s/ Edward S. Bredniak
Name:	Edward S. Bredniak
Title:	Trustee